UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

Dollar General Corporation

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On March 26, 2018, Dollar General Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $500,000,000 aggregate principal amount of its 4.125% Senior Notes due 2028 (the “Notes”). Settlement for the offering of the Notes is expected to occur on April 10, 2018.  The net proceeds from the offering of the Notes will be used to repay all outstanding $400,000,000 aggregate principal amount of the Company’s 1.875% senior notes due 2018 (the “1.875% Notes”), including accrued interest, fees and expenses associated with the repayment of the 1.875% Notes, to reduce any of its outstanding commercial paper notes (excluding certain commercial paper held by one of its wholly-owned subsidiaries) and, to the extent of any remaining proceeds, for general corporate purposes. The Company intends to repay the 1.875% Notes on their scheduled maturity date, which is April 15, 2018.

The sale of the Notes is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-216940) (the “Registration Statement”), including a preliminary prospectus supplement dated March 26, 2018 (the “Prospectus Supplement”) to the prospectus contained therein dated March 24, 2017 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and a free writing prospectus dated March 26, 2018 (the “Free Writing Prospectus”), filed by the Company with the Commission, pursuant to Rule 433 under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses.  The Underwriters and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business. In addition, affiliates of the underwriters are lenders under the Company’s credit facilities. Merrill Lynch, Pierce, Fenner & Smith Incorporated and affiliates of Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc. are joint lead arrangers and bookrunners, and an affiliate of Citigroup Global Markets Inc. is the administrative agent and a joint lead arranger and bookrunner. Affiliates of Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc.,  J.P. Morgan Securities LLC, Mizuho Securities USA LLC, BBVA Securities Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC and Regions Securities LLC are also co-documentation agents under the Company’s credit facilities. Further, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., serves as trustee under the indenture governing the 1.875% Notes and will serve as trustee under the indenture under which the Notes offered hereby will be issued.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

In connection with the offering by the Company of the Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 hereto) and (ii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated March 26, 2018, among the Company, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters named therein.

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-216940).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR GENERAL CORPORATION

Date: March 27, 2018	By:	/s/ John W. Garratt
		Name:	John W. Garratt
		Title:	Executive Vice President and Chief Financial Officer